Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Registration Statement on Form S-1 of Fresh Vine Wine, Inc. of our report dated March 31, 2022, relating to the 2021 financial statements of Fresh Vine Wine, Inc. We also consent to the reference to our firm under the heading “Experts” in this Registration Statement.

/s/ Wipfli LLP

Minneapolis, Minnesota
January 27, 2023